Execution Version

PATENT SECURITY AGREEMENT

This Agreement is dated the 28th day of September, 2007, among Diomed Holdings, Inc., a Delaware corporation, Diomed, Inc., a Delaware corporation, each with its chief executive office and principal place of business located at One Dundee Park, Andover, Massachusetts 01810, (each, a “Grantor” and collectively, the “Grantors” ), and Hercules Technology Growth Capital, Inc., a Maryland corporation, with its chief executive office and principal place of business located at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 (“Secured Party”).

RECITALS

A. Each Grantor owns Patents (as defined in the Loan Agreement (as defined below)) and Patent applications and are party, whether individually or collectively, to the Patent Licenses to which it is a party (as defined in the Loan Agreement), all as listed on Schedule 1 hereto;

B. Grantors and Secured Party are parties to a Loan and Security Agreement dated as of September 28, 2007 and all ancillary documents entered into in connection with such Loan and Security Agreement, all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”);

C. Pursuant to the terms of the Loan Agreement, each Grantor has granted to Secured Party a first priority security interest in all of the tangible and intangible property of such Grantor, including all right, title and interest of such Grantor in, to and under all of such Grantor’s Patents and Patent Licenses, whether presently existing or hereafter arising or acquired, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents, to secure the payment of the Secured Obligations;

D. All capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, each Grantor agrees with Secured Party as follows:

1. To secure the complete and timely satisfaction of all Secured Obligations, each Grantor hereby grants, and conveys to Secured Party a continuing security interest in and lien on all of such Grantor’s entire right, title and interest in and to, whether presently existing or hereafter arising or acquired, the Patents and Patent Licenses to which it is a party, including those listed on Schedule 1 hereto (as may be amended from time to time), including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof).

2. Each Grantor represents, warrants and covenants that:

a) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents owned by such Grantor, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Grantor not to sue third persons, except for any license disclosed in Schedule 1;

b) The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

c) To the best of such Grantor’s knowledge, each of the Patents is valid and enforceable; and

d) such Grantor has the unqualified right to enter into this Patent Security Agreement and perform its terms.

3. Each Grantor agrees that, until all of the Secured Obligations shall have been satisfied in full in cash, such Grantor will not enter into any agreement relating to such Grantor’s Patents (for example, a license agreement) which is inconsistent with such Grantor’s obligations under this Patent Security Agreement, without Secured Party’s prior written consent; provided, that so long as no Default or Event of Default shall have occurred and be continuing, such Grantor may grant licenses to third parties to use the Patents in the ordinary course of business of such Grantor and such third party on arm’s length and customary business terms.

4. If, before the Secured Obligations shall have been satisfied in full in cash, any Grantor shall obtain rights to any new patentable inventions, or become entitled to the benefit of any Patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of paragraph 1 shall automatically apply thereto and such Grantor shall give to Secured Party prompt notice thereof in writing.

5. Each Grantor authorizes Secured Party to unilaterally modify this Patent Security Agreement by amending Schedule 1 to include any future Patents which are Patents under paragraph 1 or paragraph 4 hereof.

6. If any Event of Default shall have occurred and be continuing, Secured Party shall have, in addition to all other rights and remedies given it by this Patent Security Agreement or the Loan Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents may be located and, without limiting the generality of the foregoing, Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to any Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Patents, or any interest which any Grantor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents all expenses (including reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations. Any remainder of the proceeds after payment in full in cash of the Secured Obligations shall be paid over to Grantor. Notice of any sale or other disposition of the Patents shall be given to the Lead Borrower at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents is to be made, which each Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition Secured Party may, to the extent permissible under applicable law, purchase the whole or any part of the Patents sold, free from any right of redemption on the part of such Grantor, which right is hereby waived and released.

7. Each Grantor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or agent of Secured Party, as Secured Party may select in its exclusive discretion, as such Grantor’s true and lawful attorney-in-fact, with the power, after and during the continuance of an Event of Default, to endorse such Grantor’s name on all applications, documents, papers and instruments necessary for Secured Party to use the Patents, or to grant or issue any exclusive or nonexclusive license under the Patents to any third person, or necessary for Secured Party to, pledge, convey or otherwise transfer title in or dispose of the Patents to any third person as a part of Secured Party’s realization on such collateral upon acceleration of the Secured Obligations following an Event of Default. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney being coupled with an interest shall be irrevocable for the life of this Patent Security Agreement.

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8. At such time as Grantors shall completely satisfy all of the Secured Obligations (other than inchoate indemnity obligations), this Patent Security Agreement shall terminate and Secured Party shall execute and deliver to Grantors all terminations or other instruments as may be necessary or proper terminate the security interest granted herein and to terminate the applicable Grantor’s obligations hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

9. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Secured Party in connection with the preparation of this Patent Security Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Patents, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, shall be borne and paid by Grantors jointly and severally on demand by Secured Party and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest applicable Default Rate.

10. Each Grantor shall have the duty, through counsel reasonably acceptable to Secured Party, to prosecute diligently any Patent applications pending as of the date of this Patent Security Agreement or thereafter until the Secured Obligations shall have been paid in full in cash, to make application on unpatented but patentable inventions (provided that such registration will not significantly compromise such Grantor’s competitive position) and to preserve and maintain all rights in Patents, including, without limitation, the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by Grantors. No Grantor shall abandon any right to file a Patent application, or any pending Patent application or Patent without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

11. Each Grantor shall have the right, with the consent of Secured Party, which consent shall not be unreasonably withheld, to bring suit in its own name and to join Secured Party, if necessary, as a party to such suit so long as Secured Party is satisfied, in the exercise of reasonable judgment, that such joinder will not subject it to any risk of liability, to enforce the Patents. Each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party for all damages, costs and expenses, including reasonable attorneys’ fees incurred by Secured Party, in accordance with the Loan Agreement and this Patent Security Agreement.

12. No course of dealing between any Grantor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantors, Grantors will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Patent Security Agreement and the Loan Agreement, and of the rights and powers herein and therein granted, including, without limitation, the filing of any additional, supplemental, or amended Patent Security Agreements, or the filing of any financing statements or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby or in any of the Loan Agreements.

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14. All of Secured Party’s rights and remedies with respect to the Patents, whether established hereby or by the Loan Agreement or any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

15. The provisions of this Patent Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Patent Security Agreement in any jurisdiction.

16. This Patent Security Agreement is subject to modification only by a writing signed by the parties hereto, except as provided in paragraph 5.

17. This Patent Security Agreement shall be binding upon Grantors and Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of Grantors, Secured Party and the respective permitted successors and assigns of Grantors and Secured Party.

18. The validity and interpretation of this Patent Security Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California.

19. Section 11.2 (Notice) of the Loan Agreement is hereby incorporated herein in its entirety, save that references therein to the term Lender shall be deemed to be references to Secured Party herein and references therein to the term Borrower or Borrowers shall be deemed to be references to any Grantor or the Grantors, as applicable, herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the execution hereof under seal as of the day and year first above written.

DIOMED HOLDINGS, INC.

By:
Name:
Title:

DIOMED, INC.

By:
Name:
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

SCHEDULE 1 TO
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS:

Patent Title	Owner	Registration/ Application No.	Registration/ File Date

METHOD OF ENDOVENOUS LASER TREATMENT	Diomed, Inc.	6986766	01/17/2006

MEDICAL LASER DEVICE	Diomed, Inc.	6981971	01/03/2006

ENDOVASCULAR LASER DEVICE AND TREATMENT OF VARICOSE VEINS	Diomed, Inc.	6398777	06/04/2002

LASER SYSTEM	Diomed, Inc.	20060089629	04/26/2006